As filed with the Securities and Exchange Commission on January 20, 2015

Registration No.: 333-197889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE TEARDROPPERS INC.

(Exact name of registrant as specified in its charter)

Nevada	3715	46-2407247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3500 75th Street West, Ste. SWS

Rosamond, CA 93560

Phone: 949-751-2173

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Raymond Gerrity, President

4041 MacArthur Blvd., Suite 175

Newport Beach, CA 92660

Phone #949-235-4421

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

Brad Bingham Esq.

The Bingham Law Group, APC

 2173 Salk Avenue, Suite 250

Carlsbad, California 92008

(760) 230-1617 Office

(760) 579-7699 Fax

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)(3)	Proposed maximum a aggregate offering price	Amount of registration fee(1)
Common Stock, $.001 par value	2,241,666	$.02	$44,833	$5.21

(1)	Registration Fee has been paid via Fedwire.

(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.001 per share for 35,875,000 shares to founding shareholders, officers and directors and $0.02 for shares to unaffiliated investors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

THE TEARDROPPERS, INC.

2,241,666 Shares of Common Stock

Date of Prospectus: _____________________

This prospectus relates to the resale by the selling stockholders of an aggregate of 2,241,666 shares of our common stock, par value $.001, per share all of which shares of common stock were issued to the selling stockholders. Selling stockholders will sell their shares at a price of $.02 per share until our shares are quoted on the OTC Bulletin Board or OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution". We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

No public market currently exists for the Shares and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not currently traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the OTC Bulletin Board and/or OTCMarkets.com (the “OTC Markets”). We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. We will bear the expenses relating to the registration of the Shares. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Shares.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

We are an “emerging growth company” within the meaning of the recently enacted Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December__, 2014.

RED HERRING LANGUAGE---Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

TABLE OF CONTENTS

Page #
PROSPECTUS SUMMARY	1
THE COMPANY	1
THE OFFERING	5
USE OF PROCEEDS	5
RISK FACTORS	5
DILUTION	11
DIVIDEND POLICY	11
BUSINESS OF THE COMPANY	11
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	16
MANAGEMENT	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
DESCRIPTION OF SECURITIES	26
PENNY STOCK	27
SELLING STOCKHOLDERS	28
PLAN OF DISTRIBUTION	29
LEGAL PROCEEDINGS	30
LEGAL MATTERS	30
FORWARD-LOOKING STATEMENTS	30
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	31
EXPERTS	31
AVAILABLE INFORMATION	31
FINANCIAL STATEMENTS	32

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety. When used in this prospectus, the terms "Company, "our," "ours" and "us" refer to The Teardroppers, Inc., unless otherwise specified or the context requires otherwise.

SUMMARY OF PROSPECTUS

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “ As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

Decision to Go Public

The Company’s officers and directors believe that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with update material information about the Company and the ability of the company’s investors to resell their shares through the facilities of the securities markets, assuming the Company finds a market maker in order to have it shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our officers and director believe that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of director’s exposure to possible legal claims. Additional disadvantages include management’s lack of experience in the business of the Company as well as in running a public company, the Company’s status as a development stage company, and management’s limited amount of time that will be devoted to the Company.

The Company

The Teardroppers, Inc., (the “Company”), is a Nevada corporation which was formed in June of 2013.

Mobile Billboard Advertising

We intend to enter the business of mobile billboard advertising by offering to provide billboard advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks. A Teardrop Trailer, also known as a "Teardrop Camper Trailer", is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have ordered the assembly of one Teardrop Trailer from an independent partnership (the "Partnership"), based upon Teardrop Trailer designs provided by the Partnership and approved by us. This Teardrop Trailer is expected to be delivered by January 15, 2015. In addition, we ordered a "Kit" from the Partnership, along with a custom chassis from an independent supplier recommended by the Partnership, which enables us to assemble our first Teardrop Trailer. The Teardrop Trailer assembled from this Kit is currently being assembled by an independent contractor and is expected to delivered to us on February 9, 2015. Due to manufacturing limitations of the Partnership, we determined that it would be faster and more efficient to assemble a completed Teardrop Trailer from a Kit then to wait for delivery of a completed Teardrop Trailer from the Partnership. In the future, we intend to obtain additional Teardrop Trailers by using a Kit and independent contractors to assemble the Kit.

The Teardop Trailer

Teardrop Trailers are designed to be towed behind small economy sized vehicles, pickup trucks and any qualified tow vehicles. A Teardrop Trailer, also known as a "Teardrop Camper Trailer", is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have ordered the assembly of one Teardrop Mobile Trailer from the Partnership at a contract price of $5,000. The cost to assemble the Teardrop Trailer from the Kit is a total of $4,995($3,000 for the Kit, $495 for the chassis, and $1,500 for the services of the independent contractor to assemble the Kit on the chassis.)

Our Teardrop Trailers will be approximately 4 feet (1.2 m) in width and 10 feet (3.0 m) in length and 5 feet (1.5 m) in height Wheels and tires are outside the body and are covered by fenders. Our Teardrop Trailers will be covered with thin sheets of aluminum. Since Teardrop Trailers are relatively light, most vehicles can tow a Teardrop Trailer and have little effect on the vehicle's fuel consumption. We do not intend to lease our Teardrop Trailers for camping or recreational use. However, our first trailer will be configured in a camping trailer configuration so as to enhance the residual value of the trailer. We believe that some of our future rental customers, who will rent our trailers for longer periods, may use the interior space for their personnel's comfort or for storage.

Our trailers will be assembled upon a chassis that has tail lights, wiring, fenders, wheels and a trailer hitch that is compliant with Federal and State regulations. We have no formal relationship with any trailer chassis manufacturer, but we believe that many manufacturers will continue to offer a chassis that we will utilize in our trailers. In the event that chassis become unavailable, our business would be adversely affected as we would then have to adjust our designs to fit chassis available from other sources.

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Marketing

We intend to market our advertising and design services through our website www.tdropmobile.com. We have hired an independent web-site developer to develop our website, which is expected to be completed by December 14, 2014. In addition, we intend to offer our mobile billboard advertising services through traditional marketing channels, such as trade journals, trade catalogues, yellow pages advertising, and through the personal contacts of our Management. Marketing of our mobile billboard advertising has already commenced as we have made several proposals to motor sports events and advertisers to use our services. We also market our consulting services through personal contacts of our officers and majority shareholder.

We plan to order additional Teardrop Trailers or Kits from either the Partnership, or independent Computer Numerical Control ("CNC") contractors. The CNC contractor will use the plans and designs provided by the Partnership. The Teardrop Trailer we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer.

We have chosen the unique shape and look of a Teardrop Trailer as our advertising platform as we believe its "eye appeal" will be attractive to a target audience's view and retention of the adverting images which will appear on the Teardrop Trailer.

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers and to be used as marketing vehicles for our business. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck (the "Apache") and a 1979 Ford Ranchero. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our shares valued at $50,000) was returned to us. The Ranchero vehicle will be available to be leased as a tow vehicle with our Teardrop trailers or it can be leased independently from the trailers. We believe that the use of this vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

We intend to offer advertising space on our trailers. Advertisement will be installed by applying decals, large vinyl sheets as decals or by fastening one large sheet of vinyl to the sides and top of the trailer. In addition, we will offer to provide our tow vehicle and a driver.

We believe that the mobile billboard outdoor advertising will offer to advertisers:

•	Event Marketing
•	New Product Launches
•	Retail Store Openings
•	Grand Openings
•	Tradeshow Advertising
•	Political Advertising and Campaigning
•	Publicity
•	Concerts
•	Sporting Events
•	Conventions
•	Trade Shows
•	Outdoor Festivals
•	Beach Cities and Events
•	Grand Openings
•	Holiday Events
•	Motion Picture Premiers

2

We believe that mobile billboard outdoor advertising offers certain advantages to advertisers, among which include:

•	Mobile trailers are flexible providing one with a wide variety of space and cost options, which can be used for anything from short sales promotions to being part of a long-term brand awareness campaign.
•	Instead of hoping people see an advertisement, the advertisements are brought to them.
•	They are more cost effective than other forms of advertising.
•	We can park the trailer in front of a business or a competitor's.
•	We can thoroughly saturate a specific area unlike regular billboards, radio, TV or direct mail.
•	We can provide specific demographic routes so that there are multiple exposures.
•	Mobile billboards create impact because of their movement, size and prominence on the road and can go where other advertising can’t. They merely have to be visible to attract attention.
•	We can provide advertisements in the middle of all the activity at a special event like a tournament, fair, tradeshow, sporting event et. al.
•	As they are eye-level with consumers, the message is communicated directly, increasing the impact of the product.

We will also offer to work closely with our clients to fully understand the client's marketing objectives. We will used our best efforts to identify the highest profile locations in our client's target market in order to provide the most efficient, high exposure, high impact and cost-effective mobile billboard advertising campaign.

At every stage of the process, our services will include design, branding and selection of graphics, to achieve maximum results. Audio, illumination, promotional sampling and other sensory elements can be added to further enhance an advertising message.

Our rates will be negotiated at time of agreement with our client. Our rates will be based upon the range of services, length of the advertising contract, number of vehicles used, miles traveled, length of campaign, ancillary costs and other variables. Generally, we anticipate our rates to be $995 for the design and application, and removal of graphics to a trailer; $295 per day for the use of the trailer; $175 per day for a tow vehicle and driver, based upon a 6 hour day. There will be a 3 day minimum for each trailer rental.

Also, from inception (June 13, 2013) through September 30, 2014, we have paid $52,500 in consulting fees to DEVCAP Partners, LLC in which Kevin P. O’Connell, our majority shareholder is the managing member.

The Teardroppers, Inc. is a Nevada corporation which is controlled by Mr. Kevin P. O’Connell who owns a majority interest in DEVCAP Partners, LLC, which owns approximately seventy six per cent (76%) of our outstanding common stock. We have incurred losses of $334,938 from inception through September 30, 2014. Our auditor's report has expressed substantial doubt about our ability to continue as a going concern. As at November 30, 2014, we have $79,932 in cash on hand.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

3

Line of Credit

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC (the "Line of Credit"). The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O'Connell. On November 25, 2014, we received $75,000 from the Line of Credit.

In the event that demand for our advertising services increases beyond our ability to pay for additional trailers, of which there can be no assurance, we may seek to have independent or related parties purchase trailers. Such parties may then either lease the trailers to us, or, for a fee, have us act as their agent in maintaining their trailers and obtaining advertising clients for their trailers.

Loan Agreement with Gemini Southern, LLC

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC, a related party pursuant to which the monies paid to the Company by Gemini Southern, LLC, pursuant to a Consulting Agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The Loan Agreement provides that no interest is owed on the balance of $300,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the maturity date of December 12, 2015. The Consulting Agreement was cancelled on September 20, 2014.

Real Property

We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West, Ste. SWS Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer. Presently, we do not incur any expense presently for the use of this facility. We also occupy office facilities at 4041 MacArthur Blvd., Newport Beach, CA for which we pay $1,100 per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral lease.

Competition

We are a small independent start-up mobile billboard advertising company that was incorporated in June of 2013 and commenced operations in February of 2014. We will face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other adverting companies should they decide to offer advertising on their own Teardrop Trailers. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable.

4

THE OFFERING

Common stock offered by selling stockholders:	2,241,666

Common stock outstanding before the offering:	37,800,000

Common stock to be outstanding after the offering:	37,800,000

Offering Price Per Share	$.02 (until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.)

Use of proceeds:	We will not receive any proceeds from the sale of any common stock sold by the selling stockholders.

Proposed Over-The-Counter Bulletin Board Symbol:	TDRP

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

5

Risk Factors Related to the JOBS Act

We are an ‘Emerging Growth Company” and we intend to take advantage of reduced disclosure and governance requirements applicable to Emerging Growth Companies, which could result in our stock being less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

The Company’s election to take advantage of the jobs act’s extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board ("PCAOB") or the Securities & Exchange Commission ("SEC"). The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard on the private company timeframe. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Jobs Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and reduce the amount of information provided in reports filed with the

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

–	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

–	be exempt from the "say on pay" provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

–	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

–	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

6

As long as the Company qualifies as an Emerging Growth Company, the Company’s independent registered public accounting firm will not be required to attest to the effectiveness of the company’s internal control over financial reporting.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Risks Associated with our Business

Our independent auditors have issued an audit opinion for us which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in June of 2013 and commenced operations in February of 2014. We have not fully developed our proposed business operations and have realized no revenue since our inception. We have little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception through September 30, 2014, was ($334,938).  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

• Our ability to develop a business plan that is attractive to advertising clients.

• Our ability to successfully implement our business plan

• The acceptance in the marketplace of our trailers as a viable advertising medium

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover expenses. We cannot guarantee that we will be successful in continuing to generate revenues in the future. In the event the Company is unable to generate sufficient revenues to cover expenses, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

7

Most of our competitors have significantly greater financial and marketing resources than do we.

There exist in our industry many competitors that have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. There can be no assurance that we will be able to become profitable.

There are legal restrictions on the use of mobile billboards in our intended marketing geographic area.

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight. These Laws and Ordinances will have the effect of limiting our ability to successfully market our services to potential clients and our business will therefore be adversely affected.

There can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Our existing principal stockholders exercise control of our Company.

DEVCAP Partners, LLC ("DEVCAP") is the beneficial owner of approximately 76% of our issued and outstanding common stock. Kevin P. O’Connell is the majority owner and Managing Member of DEVCAP Partners, LLC.

DEVCAP has established a line of credit of $450,000 (the "Line of Credit"). The receipt of funds from this Line of Credit is subject to the approval of DEVCAP On November 25, 2014, we received $75,000 from the Line of Credit. The terms of the Line of Credit contains annualized interest of 10%, quarterly interest payments paid by the Company on outstanding balances and allows a maximum quarterly draw down on the line of $75,000 per quarter.

Kevin P. O'Connell, the Managing Member of DEVCAP, may have a conflict of interest should we determine to draw upon the Line of Credit. Kevin P. O'Connell will have to determine, whether it is in the best interest of DEVCAP to approve or decline the "loan” or as our control shareholder, if it is in our best interest to approve the loan.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the Line of Credit, no other source of capital has been identified or sought. If we are not able to draw funds from our Line of Credit, or we do not find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital, we will be faced with several options:

1. abandon our business plans, cease operations and go out of business;

2. continue to seek alternative and acceptable sources of capital; or

3. bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, investors in our shares could lose a substantial part or all of their investment.

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We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $150,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the development of a website and associated software to allow clients to track objects of interest in real time. Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. Ray Gerrity and Robert Wilson (our officers) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and director have other outside business activities and will only be devoting approximately 10-20% of their time to our operations, our operations may be sporadic and occur at times which are inconvenient to Mr. Gerrity and Mr. Wilson. Mr. Gerrity will devote 20% of his time per week and Mr. Wilson will devote 10% of his time per week to the business of the Company. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations. If they should resign or die, there will be no one to operate the Company.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

We depend upon independent contractors to manufacture and ship our Teardrop Trailers.

We do not own or operate a manufacturing or assembly facility to build Teardrop Trailers. We are dependent upon independent Computer Numerical Control ("CNC") contractors to manufacture and assemble Teardrop Trailers. While we believe that there are numerous CNC contractors that are capable of manufacturing our Teardrop Trailers to our specifications, there can be no assurance that we will be able to obtain Teardrop Trailers at the time and the price we may require. To the extent that we are unable to have Teardrop Trailers delivered to us at the time and price that we specify, our business will be adversely affected.

Having one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our Chief Executive Officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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The limited public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002.  Our management has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements including establishing and maintaining internal controls over financials reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment.

Risks Associated With This Offering

There is currently no trading market for our common stock.

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTC Markets or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment. Additionally, the offering price of $..02 per share may not reflect the current value of our shares after this.

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB). While DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

RELIANCE ON INFORMATION ONLY IN THIS PROSPECTUS

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

DIVIDEND POLICY

We do not intend to pay any dividends in the foreseeable future. We intend to retain any future earnings, if any, for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations capital requirements and other factors our board of directors may deem relevant.

BUSINESS OF THE COMPANY

Background

The Company

The Teardroppers, Inc. is a Nevada corporation which was formed in June of 2013. We commenced operations in February of 2014. It is controlled by Mr. Kevin P. O’Connell. Mr. O’Connell owns a majority interest in DEVCAP Partners, LLC ("DEVCAP"), which owns approximately seventy six (76%) of our outstanding shares of common stock. We have incurred losses of $34,938 from inception through September 30,2014. Our auditor's report has expressed substantial doubt about our ability to continue as a going concern.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. On November 25, 2014, we received $75,000 from the Line of Credit.

Management estimates that the cost of operating our business for the next 12 months will require additional capital of $210,000 or approximately $17,500 per month, consisting of: $5,000 for officers salaries $4,000 for an executive marketing assistant, $2,500 for office space, $1,000 for telecom and communications, $5,000 for marketing efforts, $5,000 for legal and accounting costs.

In the event that demand for our advertising services increases beyond our ability to pay for additional trailers, of which there can be no assurance, we may seek to have independent or related parties purchase trailers. Such parties may then either lease the trailers to us, or, for a fee, have us act as their agent in maintaining their trailers and obtaining advertising clients for their trailers.

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There can be no assurance that we will be able to raise any or all of the capital required. These factors indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow or raise sufficient capital to conduct our operations. Our financial statements do not include any adjustments to the value of our assets or the classification of our liabilities that might result if we would be unable to continue as a going concern.

Meeting our capital requirement will be directly contingent on Mr. O’Connell and his decision to have DEVCAP advance us capital in the event that we are not able to raise capital from other sources.

The Company and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

The Mobile Billboard Advertising Service

We intend to enter the business of mobile outdoor billboard advertising, by offering to provide advertising space on custom designed "Teardrop Trailers". Teardrop Trailers, are usually designed for short-period accommodations for vacationers and travelers. Teardrop Trailers are designed to be towed behind small economy sized vehicles and pickup trucks. A Teardrop Trailer, also known as a "Teardrop Camper Trailer", is a streamlined, compact, lightweight travel trailer, which gets its name from its teardrop profile. We have ordered one Teardrop Trailers based upon teardrop trailer designs provided by an independent partnership (the "Partnership"). In addition, we have ordered a "Kit" from the Partnership, which will enable us to assemble a second Teardrop Trailer. The Kit is composed of all of the pre-cut, ready to assemble, components of a Teardrop Trailer, except for the chassis. On October 1st, 2014 we ordered a custom chassis from an independent supplier. The Kit is being assembled by an independent contractor.

We have issued a purchase order to the Partnership, pursuant to which the Partnership will provide us with our first Teardrop Trailer. This Teardrop Trailer is expected to be delivered to us on January 15, 2015. The Teardrop Trailer we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer. The Teardrop Trailer we have ordered will have an outer skin of uncoated aluminum and will 6 feet in width, 10 feet in length and 5 feet in height. Wheels and tires are usually outside the body and are covered by fenders. In addition, we ordered a "Kit" from the Partnership, along with a second custom chassis from an independent supplier recommended by the Partnership, which enables us to assemble our first Teardrop Trailer. The Teardrop Trailer assembled from this Kit is currently being assembled by an independent contractor and is expected to delivered to us on February 9, 2015. Due to manufacturing limitations of the Partnership, we determined that it would be faster and more efficient to assemble a completed Teardrop Trailer from a Kit then to wait for delivery of a completed Teardrop Trailer from the Partnership. In the future, we intend to obtain additional Teardrop Trailers by using a Kit and independent contractors to assemble the Kit.

Our Teardrop Trailers weigh less than 1000 pounds, so most vehicles, can tow one and have little effect on the vehicle's fuel consumption. The Teardrop Trailer Kit we ordered, when completed, will have the same characteristics as the completed Teardrop Trailer we ordered from the Partnership. We have paid $5,000 for the manufacture and assembly of our first Teardrop Trailer, and $3,000 for the Kit.

We intend to place orders for additional Teardrop Trailers or Kits as we build interest in our advertising offerings. We estimate that it will take approximately 30 days from the date we place an order to the delivery of the trailer to us. We plan to order additional Teardrop Trailers and/or Kits from either the Partnership, or independent Computer Numerical Control ("CNC") contractors. The Teardrop Trailer and the Kit we ordered will be assembled on trailer chassis that we have obtained from an independent trailer chassis manufacturer.

We have chosen the unique shape and look of a Teardrop Trailer as our advertising platform as we believe its "eye appeal" will be attractive to a target audience's view and retention of the adverting images which will appear on the Teardrop Trailer.

We intend to offer advertising space on our trailers. Advertisement will be installed by applying decals, large adhesive backed vinyl sheets as decals or by fastening one large sheet of adhesive backed vinyl (to the sides and, in some cases, the top of the trailer. In addition, we will offer to provide our tow vehicle and a driver.

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The decals are widely available from several sources including independent design shops and decal manufacturers.

The vinyl film is manufactured by several suppliers, including 3M, Avery Dennison, and Oracle. It will be designed by independent designers hired by us and will be installed on our trailers by independent printers and dealers of adhesive backed vinyl film. It is the costliest advertising option we will offer.

Our rates will be negotiated at time of contract. We intend to charge an advertising client for a "turnkey" design and application of decals to our trailers at prices starting at $995 with additional charges for more complex designs and for full wrapping services. We also intend to charge our clients a rental price of $295 per day, with an additional $175 per six hour day if the client wishes us to supply a tow vehicle and driver. Our rates will be based upon the range of services, length of the advertising contract, vehicles needed, miles traveled, length of campaign, ancillary costs and other variables. There is a minimum rental of 3 days required. The client will be required to pay for liability and property damage insurance.

After the rental, we strip the trailer's advertising and prepare the trailer for its next client's advertising application and rental.

We believe that the mobile outdoor advertising that we will offer to advertisers is suitable for:

•	Event Marketing
•	New Product Launches
•	Retail Store Openings
•	Grand Openings
•	Tradeshow Advertising
•	Political Advertising and Campaigning
•	Publicity
•	Concerts
•	Sporting Events
•	Conventions
•	Trade Shows
•	Outdoor Festivals
•	Beach Cities and Events
•	Grand Openings
•	Holiday Events
•	Motion Picture Premiers

We believe that mobile outdoor advertising offers certain advantages to advertisers, among which include:

•	Mobile trailers are flexible providing one with a wide variety of space and cost options, which can be used for anything from short sales promotions to being part of a long-term brand awareness campaign.
•	Instead of hoping people see an advertisement, the advertisements are brought to them.
•	They are more cost effective than other forms of advertising.
•	We can park the trailer in front of a business or a competitor's.
•	We can thoroughly saturate a specific area unlike regular billboards, radio, TV or direct mail.
•	We can provide specific demographic routes so that there are multiple exposures.
•	Mobile billboards create impact because of their movement, size and prominence on the road and can go where other advertising can’t. They merely have to be visible to attract attention.
•	We can provide advertisements in the middle of all the activity at a special event like a tournament, fair, tradeshow, sporting event et. al.
•	As they are eye-level with consumers, the message is communicated directly, increasing the impact of the product.

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We will also offer to work closely with our clients to fully understand the client's marketing objectives. We will use our best efforts to identify the highest profile locations in our client's target market in order to provide the most efficient, high exposure, high impact and cost-effective mobile advertising campaign.

At every stage of the process, our services will include design, branding and selection of graphics, to achieve maximum impact. Audio, illumination, promotional sampling and other sensory elements can be added to further enhance an advertising message.

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The Ranchero vehicle will be available to be leased as a tow vehicle with our Teardrop Trailers or it can be leased independently from the trailers. We believe that the use of this vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

We had obtained these vehicles from Augustus O'Connell, by issuing 433,000 shares of our common stock valued at $.15 per share ($50,000 for the Apache and $15,000 for the Ranchero). Augustus B. O'Connell is the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our common shares valued at $50,000) was returned to us. The 333,333 common shares were returned to our Treasury.

We believe that the use of the Ranchero vehicle in conjunction with a Teardrop Trailer, will enhance the attractiveness of our advertising offerings to potential lessees.

In February of 2014, the Company established a $450,000 unsecured line of credit with DEVCAP Partners, LLC. The terms of the Line of Credit provide for interest at 10% per annum on all outstanding balances; quarterly interest payments on outstanding balances are due at the end of each quarter respectively. The availability of funds for draw down from this line of credit is subject to the approval of Mr. O’Connell. On November 25, 2014, we received $75,000 from the Line of Credit.

Marketing

We intend to market our advertising, design and consulting services through our website www.tdropmobile.com.. Once appropriate funding becomes available, we intend to upgrade our website, and advertise on high traffic web properties. We also market our consulting services through personal contacts of our officers and majority shareholder.

Intellectual Property

We have ordered our first Teardrop Trailer from the Partnership. Other than our use of Partnership plans and our purchase order for assembly and delivery of our first Teardrop Trailer, we have no further relationship with the Partnership. Should we seek to manufacture and assemble Teardrop trailers from other independent parties, we believe that there are many independent CNC machine shops that have the ability to manufacture and assemble Teardrop Trailers.

Competition

We are a small independent start-up mobile billboard advertising company that commenced mobile billboard operations in February of 2014. We will face competition from other mobile billboard advertising companies specifically, and generally from all other advertising and media companies. Most, if not all of our competitors are much larger, well established and better financed companies. In addition, there is no barrier to entry for other adverting companies should they decide to offer advertising on their own Teardrop Trailers. We do not consider us to be a factor in our industry and there is no assurance that we will be successful in selling advertising services, or even if successful in obtaining paying advertisers, that we will be profitable.

There are currently many manufacturers of Teardrop Trailers that offer their products to the marketplace. While we believe the Plans we have provides us with the ability to assemble trailers at an advantageous price, we do not believe that the Plans provide us protection against potential competitors entering our intended business.

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Regulation of Mobile Billboards

Several States, including California, have laws that enable cities and local municipalities to prohibit or limit the use of mobile billboards within their geographical borders. Cities in California, including Los Angeles and several surrounding cities have enacted Ordinances which substantially limit the use of mobile billboards. In addition, several other large municipalities in other States have enacted similar legislation. There have been several legal challenges to the legislation based upon freedom of commercial speech. However, the Laws have been upheld to date by the United States 9th Circuit Court of Appeals, based upon a governing body's right to restrict a mode of advertising that may obstruct traffic and parking, may endanger pedestrians, and may constitute blight.

The Los Angeles Ordinance does provide for certain exemptions to the Ordinance, such as allowing businesses to permanently affix advertising signs to a vehicle by among other exemptions, painting on the vehicle or applying advertising decals.

While the California Law and the resulting local Ordinances will effectively limit the geographical area in which our potential clients may use our services, we believe that there is sufficient areas of our intended geographical market area that do not have Ordinances prohibiting mobile billboard advertising. Further, certain of our potential clients may use of our trailers without violating such Ordinances, such as using them at marketing events, i.e. at motorsports racing venues, sporting events, and Grand Opening events.

However, there can be no assurance that we will be successful in obtaining clients in our intended initial geographical marketing area, Southern California, or that there will not be further legal limitations established on the use of mobile billboard advertising.

Loan Agreement with Gemini Southern, LLC

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC, a related party pursuant to which the monies paid to the Company by Gemini Southern, LLC, pursuant to a Consulting Agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The Loan Agreement provides that no interest is owed on the balance of $300,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the maturity date of December 12, 2015. The Consulting Agreement was cancelled on September 20, 2014.

Employees

As of November 30, 2014, we have no full-time employees. Our only employees consist of executive management personnel, all of whom devote 20% or less of their time to our business affairs. We intend to hire full time employees when and if we have the financial resources to do so. Until such time as we are in a position to hire full time employees, we will hire independent contractors to perform work for us on an as needed basis. None of our employees are represented by a labor union or a collective bargaining agreement. We consider our relations with our Management employees to be good.

Real Property

We do not own any real property. We do not own any intellectual property. We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West Ste. SWS, Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer. We do not incur any expense presently for the use of this facility. We also occupy office facilities at 4041 MacArthur Blvd., Newport Beach, CA for which we pay $1,100 per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral lease.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

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Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;

(ii)	Selected financial data required for only the fiscal years that were audited;

(iii)	Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

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Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company has elected to opt into the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected utilize such extended transition period(s) which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”

Plan of Operation

The following information should be read in conjunction with our financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations." We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors."

Our near term plan is to accept delivery of our first Teardrop Trailer assembled from a Kit which is expected on February 9, 2015. We have hired an independent web-site developer to develop our website, which is expected to be completed by February 9, 2015. When our web-site is fully developed, we intend to offer mobile advertising on our Teardrop Trailers on and through internet marketing. In addition, we intend to offer our mobile billboard advertising services through traditional marketing channels, such as trade journals, trade catalogues, yellow pages advertising, and through the personal contacts of our Management. Marketing of our mobile advertising has already commenced as we have made several proposals to motor sports events and advertisers to use our services. The costs related to the development of our website and other marketing efforts through August 31, 2015 are expected to be $10,000.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2). This allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Operating activities for the three months ended September 30, 2014

The prior year comparable financial activity for the three months ended September 30, 2013 is absent due to the fact that the Company was not incorporated until June 3, 2013. The Company had no operating activity in the period from June 3, 2013 to September 30, 2013.

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Revenues

Total revenues for the three months ended September 30, 2014 were $-0-.

Costs of Services

The costs of revenues for the three months ended September 30, 2014 were $-0-.

Operating Expenses

Operating expenses for the three months ended September 30, 2014 were $70,912. The expenses were consulting, consulting to related party, general and administrative expenses and professional fees.

In the three months ended September 30, 2014, the Company had consulting fees of $32,350 to unrelated third party consultants for various services such as sales, marketing and operations.

In the three months ended September 30, 2014, the Company had related party consulting expenses of $22,500 which were paid to DEVCAP Partners, LLC, a related party to the Company through their majority shareholder interest in the Company. On January 1, 2014, the Company executed a three year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning.

In the three months ended September 30, 2014, the Company had general and administrative expenses of $6,062.

In the three months ended September 30, 2014, the Company had professional fees of $10,000 relating to accounting and legal services pertaining to the filing of this S-1 registration statement.

Other Income (expense)

There was no other income for the three months ended September 30, 2014.

Net Loss

Net loss for the three months ended September 30, 2014 was $(70,912).

Operating activities for the nine months ended September 30, 2014

The prior year comparable financial activity for the nine months ended September 30, 2013 is absent due to the fact that the Company was not incorporated until June 3, 2013.

Revenues

Total revenues for the nine months ended September 30, 2014 were $-0-.

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Costs of Services

The costs of revenues for the nine months ended September 30, 2014 were $-0-.

Operating Expenses

Operating expenses for the nine months ended September 30, 2014 were $288,016. The expenses were consulting, consulting to related party, general and administrative expenses and professional fees.

In the nine months ended September 30, 2014, the Company had consulting fees of $155,615 to unrelated third party consultants for various services such as sales, marketing and operations.

In the nine months ended September 30, 2014, the Company had consulting to related party fees of $67,500 which were paid to DEVCAP Partners, LLC, a related party to the Company through their majority shareholder interest in the Company. On January 1, 2014, the Company executed a three year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning.

In the nine months ended September 30, 2014, the Company had general and administrative expenses of $29,901.

In the nine months ended September 30, 2014, the Company had professional fees of $35,000 relating to accounting and legal services pertaining to the filing of this S-1 registration statement.

Other Income (expense)

There was no other income nine months ended September 30, 2014.

Net Loss

Net loss for the nine months ended September 30, 2014 was $(288,016).

Operating activities for the period from June 3, 2013 to December 31, 2013

Revenues

Total revenues were $0 for the period from June 3, 2013 to December 31, 2013.

Costs of Services

The costs of revenues for the period from June 3, 2013 to December 31, 2013 were $0.

Operating Expenses

Operating expenses for the period from June 3, 2013 to the period ended December 31, 2013 were $46,922.

In the period from June 3, 2013 to December 31, 2013, the Company had consulting fees of $3,000.

In the period from June 3, 2013 to December 31, 2013, the Company had consulting to related party fees of $7,900 which were paid to DEVCAP Partners, LLC, a related party to the Company through their majority shareholder interest in the Company. DEVCAP Partners, LLC has been instrumental in providing business consulting services to the Company such as a marketing, architectural development, accounting, finance, corporate structure and tax planning.

In the period from June 3, 2013 to December 31, 2013, the Company had general and administrative expenses of $36,022. Included therein was founders expense related to the issuance of 36,000,000 shares to our six founders which were valued at par $0.001 resulting in an expense of $36,000. Our founders were instrumental with the founding of the Company. The Company plans to expand operations as noted in our Plan of Operations, which will likely increase the costs of revenues.

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Interest Expense

We had no interest expense for the period ending December 31, 2013.

Net Loss

The net loss for the period from June 3, 2013 to December 31, 2013 was $(46,922).

Liquidity & Capital Resources

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a loss of $334,938 in the period from June 3, 2013 to September 30, 2014. The Company had cash used in operating activities of $286,897 in the same period. These matters raise substantial doubt about the Company’s ability to continue as a going concern. (See "Stockholder Matters" below.)

Cash Flows for the Nine Months Ended September 30, 2014.

Operating activities

Net cash used by operating activities for the nine months ended September 30, 2014 was $278,975. During the nine months ended September 30, 2014, the Company recognized a loss of $(288,016) of which $6,000 was from a stock for services expense and $3,041 was depreciation expense.

Investing activities

During the nine months ended September 30, 2014 we neither generated nor used funds in investing activities. Though the Company did issue a note payable in the amount of $15,000 to purchase equipment.

Financing Activities

Net cash provided by financing activities was $242,500 for the nine months ended September 30, 2014 of which $225,000 was from proceeds from loans from a related party and $17,500 was from the sale of common stock. The Company plans to pay back the loan of $225,000 to Gemini Southern, LLC with net operating profits. If the Company is not successful in paying back the loan with net profits through its planned operations by the maturity date of December 12, 2015, then the Company will have to explore other options of repayment through the issuance of stock.

Cash Flows for the Period from June 3, 2013 to September 30, 2014

Operating activities

The Company had net cash used in operating activities for the period from June 3, 2013 to September 30, 2014 of $286,897. The Company had a total of $48,041 in non-cash adjustments which included $36,000 from stock issued to founders, $9,000 from stock issued for services and $3,041 in depreciation.

Investing activities

During the period from June 3, 2013 to September 30, 20143 we neither generated nor used funds in investing activities. Though the Company did issue a note payable in the amount of $15,000 to purchase equipment.

Financing Activities

Cash flows provided by financing activities for the period from June 3, 2013 to September 30, 2014 were $325,500 of which $300,000 was from proceeds from a related party and $25,500 was from the sale of our common stock. The Company plans to pay back the loan of $325,500 to Gemini Southern, LLC with net operating profits. If the Company is not successful in paying back the loan with net profits through its planned operations by the maturity date of December 12, 2015, then the Company will have to explore other options of repayment through the issuance of stock.

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Stockholder Matters

Management expects to raise $150,000 in capital through the issuance of debt and equity and believes it will be able to raise sufficient capital over the next twelve months to finance operations. However, there can be no assurances that the Company will be successful in this regard or will be able to eliminate its operating losses. The accompanying financial statements do not contain any adjustments which may be required as a result of this uncertainty.

For the next fiscal year, management estimates that the cost of operating the business will continue to require additional capital of up to One Hundred Fifty  Thousand dollars ($150,000) consisting of: $45,000 for primary support personnel, $10,000 for travel and lodging consisting of ground and air travel expenses, rental cars fees, local bus transportation and hotel expenses; $15,000 for marketing and promotional campaigns; $30,000 for legal and accounting; $10,000 for research analysts, $20,000 for office space, storage space and supplies, and $20,000 in miscellaneous expenses consisting of specialty vinyl and lettering services and apparel employees, fees for registration of owned vehicles and trailers, and ad campaign hosting costs.

The Company intends to hold discussions with existing shareholders, new prospective shareholders and various lenders in pursuing the capital we need for the upcoming twelve months of operations.

Additionally, the Company may elect to draw down additional proceeds from its remaining $375,000 from the Line of Credit with General Pacific Partners, LLC. There can be no assurance that we will be able to raise any additional equity or debt capital. On November 25, 2014, we received $75,000 from the Line of Credit.

The Company’s capital requirements consist of general working capital needs, scheduled principal and interest payments on debt when required, obligations, and capital expenditures. The Company’s capital resources consist primarily of cash generated from proceeds through the issuances of common stock. At November 30, 2014, the Company had the available balance of $375,000 available on its Line of Credit.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have not had any disagreements with our accountants.

MANAGEMENT

Name	Age	Position
Raymond Gerrity	59	President, & CEO and Director
Robert Wilson	54	Chief Financial Officer
Matthew D. Jackson	45	Chief Marketing Officer

Raymond Gerrity – Mr. Gerrity has thirty years of sales and operations experience in the high-tech, financial, and retail industries. From 2011 to the present, Mr. Gerrity has been the President of REG Capital, LLC a business involved in direct investment and management of an e-commerce & online auction business, offering vintage, limited production and out of stock personal eyewear. From 2008 to 2011, Mr. Gerrity was a financial and operations consultant to a private venture capital group, General Pacific Partners LLC. General Pacific Partners, LLC's Managing Member and sole shareholder is Kevin O'Connell, the majority shareholder of our company. From 2008 through 2003 Mr. Gerrity was head of business development for Optioneer Trading Systems and then President and Director of Optioneer’s Canberra Fund, a multi strategy hedge fund utilizing structured investments. Concurrently, 2006 through 2001 Mr. Gerrity was a Board Member for Auxilio, Inc., a publicly traded health care imaging systems company, and served on the Audit committee and was active Chairman of the Compensation Committee. Mr. Gerrity began his career with IBM General Systems Division, and also worked with ITT Systems, GE Global Systems Division, and Tektronix, in sales and management positions. Mr. Gerrity is a graduate of UC San Diego and earned a BS in Economics.

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Robert Wilson – Mr. Wilson has diverse background with over 25 years of experience in public accounting, industry and financial compliance consulting. From the present until 2002, he has been a partner with Forte Group, LLC, a management consulting, merger and acquisition firm. He has consulted for or been a principal in clients the energy sector, information technologies (IT) and the healthcare industries. He is currently the Chief Executive Officer of On the Move Systems, Inc. and until May of 2014 was a financial executive for Presidio Securities. Until May of 2014, he was employed in the securities industry for more than 25 years providing financial and compliance consulting for several investment banking firms and broker dealers. He served on the Board of Arbitration for the National Association of Securities Dealers, and has been the Board Audit Chairman for several small public companies. From 2011 through 2013 Mr. Wilson has served on the board of Source One Healthcare Professionals. He is a Certified Public Accountant, Mr. Wilson earned his Bachelor's Degree from Houston Baptist University in Accounting and Management.

Matthew D. Jackson – Mr. Jackson has twenty five years of sales, marketing and manufacturing experience in various custom fabrication businesses and multiple industries. From 2014 to 2012, Mr. Jackson has been a co-founder and Director of Marketing for the Toyota SWS Racing Series in southern California involved in the promotion and marketing of a developmental competition series at Willow Springs International Raceway (WSIR) under the direction of Toyota’s regional marketing group and the founder of the WSIR. From 1999 to 2014, Mr. Jackson is  the founder and President of Pro-Line Pit Karts & Cabinets, a specialty manufacturer of mobile storage cabinets for various professions and industries. From 2012 through 1978, Mr. Jackson was a principal at Jackson RaceCars of Palmdale, California involved in the design, manufacture, marketing and competition of custom NASCAR and outside specification chassis used in competition in NASCAR based formats.  Mr. Jackson has held various NASCAR technical licenses.

Management Compensation

There are no written employment agreements with management. Management compensation will be determined by the board of directors based upon revenues and profits, if any, of the Company.

Executive Compensation

The officers and directors have the responsibility to determine the timing of remuneration for key personnel.

The Company does not intend to pay directors a separate fee for their services.

As of the date of this prospectus, the Company has not executed any employment agreement with any of its officers nor does it plan to in the near future. To date, the Company has paid minimal compensation to its officers in the form of stock and cash payments due to the fact that the Company has only just begun its planned operations and is not yet cash flow positive. However, since September 2014, the Company has paid Ray Gerrity, our CEO, $2,500 per month and since October, 2014 has paid Robert Wilson, our CFO, $2,500 per month.

The following table summarized our executive compensation for the nine months ended September 30, 2014 and for the years ended December 31, 2013 and 2012.

						All	Annual
				Stock	Compensation	Other	Compensation
Name/Position	Year	Salary	Bonus	Options	Plans	Compensation	Total

Ray Gerrity, President	2012	$–	$–	$–	$–	$–	$–
Chief Executive Officer(1)	2013	$–	$–	$–	$–	$100	$100
	2014	$2,500	$–	$–	$–	$–	$2,500

Robert Wilson (2)	2012	$–	$–	$–	$–	$–	$–
Chief Financial Officer	2013	$–	$–	$–	$–	$25	$25
	2014	$–	$–	$–	$–	$–	$–

Matthew D. Jackson	2012	$–	$–	$–	$–	$–	$–
Chief Marketing Officer	2013	$–	$–	$–	$–	$–	$–
	2014	$–	$–	$–	$–	$–	$–

(1) Mr. Gerrity was issued 100,000 founders' shares of common stock and purchased 25,000 shares of common stock at $.02 per share. The 100,000 founder shares were valued at par $0.001 which resulted in an expense of $100.

(2) Mr. Wilson was issued 25,000 founder' shares. The 25,000 founder shares were valued at par $0.001 which resulted in an expense of $25.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our sole director has not made a subjective determination as that no relationships exist which, in the opinion of our sole director, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of November 30, 2014 by the following persons:

Name	No. of Shares owned	Percentage of Shares Outstanding
DEVCAP Partners, LLC (1)	29,000,000	76.0%
Steven Verska (2)	2,150,000	5.6%
GB Investments, Inc.(3)	3,250,000	8.5%
Cassin Farlow, LLC (4)(5)	1,925,000	5.2%
Raymond Gerrity -- President	125,000	0.3%
Robert Wilson -- Treasurer & Secretary	25,000	0.1%
Matthew D. Jackson	-0-	0%
Directors and Officers as a Group	150,000.04%

(1) Kevin O'Connell has full investment authority for shares of DEVCAP Partners, LLC

(2) Includes 75,000 shares owned by Shark Diver Consulting, Inc.. Mr. Verska has investment authority for the shares owned by Shark Diver Consulting, Inc.

(3) Steve Urvan has full investment authority for shares of GB Investments, Inc.

(4) Augustus B. O'Connell has full investment authority for shares of Cassin Farlow, LLC

(5) Includes 125,000 shares owned by Augustus B. O'Connell

Long Term Incentive Awards

Option Grants in Last Fiscal Year

We have not awarded any options to our executive officers under any incentive plans.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

There have been no option exercises.

Employment Contract and Termination of Employment Agreements

We have no employment agreements with any officers or employees.

Limitations on liability and indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Nevada Revised Statutes. Our certificate of incorporation also provides that we must indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to certain exceptions. We are in the process of obtaining directors’ and officers’ insurance for our directors, officers and some employees for specified liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

SEC Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Long Term Incentive Plans

There are no long term incentive plans.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kevin P. O’Connell is the majority shareholder of DEVCAP Partners, LLC. DEVCAP Partners, LLC has established a Line of Credit with the Company of $450,000. The receipt of funds from this line of credit is subject to the approval of DEVCAP Partners, LLC. On November 25, 2014, we received $75,000 from the Line of Credit. The terms of the Line of Credit contains annualized interest of 10%, with quarterly interest payments paid by the Company on outstanding balances. Mr. O’Connell may have a conflict of interest should we determine to draw upon the line of credit. He will have to determine, whether it is in the best interest of DEVCAP Partners, LLC to approve or decline the "loan" or, as our control shareholder, if it is in our best interest to approve the loan.

On January 1, 2014, the Company executed a three year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning.

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. These vehicles will be available to be leased as tow vehicles with our Teardrop trailers or they can be leased independently from the trailers. We believe that the use of these vehicles in conjunction with a Teardrop trailer, will enhance the attractiveness of our advertising offerings to potential lessees. We obtained these vehicles from Cassin Farlow, LLC by issuing 433,333 shares of our common stock valued at $.15 per share ($50,000 for the Chevrolet and $15,000 for the Ford. The Managing Member of Cassin Farlow, LLC, is Augustus B. O'Connell, the father of Kevin O'Connell, the majority member and Managing Member of our majority shareholder. On September 1, 2014, the Company agreed to return the Apache truck which was purchased through the issuance of a $50,000 note payable and later converted into 333,333 common shares. The 333,333 common shares were returned to treasury.

On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC, a related party pursuant to which the monies paid to the Company by Gemini Southern, LLC, pursuant to a Consulting Agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The Loan Agreement provides that no interest is owed on the balance of $300,000 through December 31, 2014 and that interest will accrue at 10% per annum commencing January 1, 2015 until the maturity date of December 12, 2015. The Consulting Agreement was cancelled on September 20, 2014.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001. As of the date of this prospectus, there were 37,800,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

Our Articles of Incorporation do not provide for cumulative voting rights for the election of directors.

Preferred Stock

We are authorized to issue up to 20 million shares of preferred stock. We currently have no outstanding shares of preferred stock. The board of directors has the authority, without further action by our stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including dividend rates and preferences, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. Although they presently have no intention to do so, the board of directors, without stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change of control of us.

General

Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights, privileges and limitations of the preferred stock. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. As of the date of this Prospectus, there were no Series of Preferred Stock designated by the board of directors, nor was there any Preferred Stock outstanding.

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PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

☐	that a broker or dealer approve a person's account for transactions in penny stocks; and

☐	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

☐	obtain financial information and investment experience objectives of the person; and

☐	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

☐	sets forth the basis on which the broker or dealer made the suitability determination; and

☐	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

☐	disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules will discourage investor interest in and limit the marketability of our common stock.

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SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the Selling Stockholders. The term “Selling Stockholders” includes the persons and entities named below, and their transferees, pledges, donees, or their successors. We will file a supplement to this prospectus to name any successors to the Selling Stockholders who will use this Prospectus to resell their securities. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. Assuming the Selling Stockholders sell all the shares registered below, only three of the Selling Stockholders will continue to own any shares of our common stock.

	Total Number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of Shares Offered	Percentage of shares owned after the offering assuming all of the shares are sold(2)(3)
Name of Shareholders	Issuance
George M. Motel*	25,000	0.07%	25,000	0
David Beck, LLC (1)*	75,000	0.20%	75,000	0
David Beck **	25,000	0.07%	25,000	0
GB Investments, Inc. (2)***	3,250,000	8.5%	375,000	7.6
Steven Verska(8)	2,150,000	5.8%	366,666	4.7
SharkDiver Consulting, Inc (3)**	75,000	0.20%	75,000	0
Augustus B O'Connell (4)	125,000	0.34%	125,000.08
Christopher Bensabat *	25,000	0.07%	25,000	0
Richard S. Ware *	25,000	0.07%	25,000	0
Terrence L. McGovern *	25,000	0.07%	25,000	0
Tiburon Point Advisors, LLC (5)*	25,000	0.07%	25,000	0
Jeffrey P. Bash*	25,000	0.07%	25,000	0
Douglas Odell*	25,000	0.07%	25,000	0
William Kohlmeyer *	25,000	0.07%	25,000	0
David Joshua Staub **	25,000	0.07%	25,000	0
Russell Neinast*	125,000	0.33%	125,000	0
Barry Yahr *	250,000	0.66%	250,000	0
Dan Pastern *	250,000	0.66%	250,000	0
Jack McNutt**	75,000	0.20%	75,000	0
Edward Rammrath**	25,000	0.07%	25,000	0
Rammrath Realty Ventures, Inc.(6)	75,000	0.20%	75,000	0
Robert J. Waltos*	25,000	0.07%	25,000	0
RJW Investments, Inc.(7) **	75,000	0.20%	75,000	0
Ronald Norwood **	75,000	0.20%	75,000	0

Total	6,900,000	0.19%	2,241,666	12.4%

* Paid a consideration of $.02 per share in cash for their shares.

** Converted indebtedness of the Company at the rate of $.02 per share.

*** Founders Shares for which $.0001 per share was paid.

(1) David Beck has full investment authority for David Beck, LLC.

(2) Steven Urvan has full investment authority for GB Investments, Inc.

(3) Steve Verska has full investment authority for Shark Diver consulting, Inc.

(4). Augustus B. O'Connell received 25,000 shares for which he paid $500 ($.02 per share) and 100,000 shares in exchange for an asset valued at $15,000 ($.15. per share). Mr. O'Connell also has full investment authority for Cassin Farlow LLC, which owns 1,800,000 common shares of the Company.

(5) Terrence L McGovern has full investment authority for Tiburon Point Advisors, LLC.

(6) Edward Rammrath has full investment authority for Rammrath Realty Ventures, Inc.

(7) Robert J. Waltos has full investment authority for RJW Investments, Inc.

(8) Mr. Verska received 1,825,000 in founder's shares for which he paid $.001 per share and 225,000 shares for which he paid $4,500 ($.02 per share)

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

No broker dealer received any securities as underwriting compensation.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

29

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by The Bingham Law Group APC., Carlsbad, California.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

30

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Terry L. Johnson, CPA, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2013 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

The Bingham Law Group, Carlsbad California has acted as legal counsel for us in connection with this Offering.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of The Teardroppers, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549-3561. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

31

32

TEARDROPPERS, INC.

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	(Restated) September 30,	(Restated) December 31,
	2014	2013
Assets:
Current Assets
Cash	$38,603	$75,078
Total Current Assets	38,603	75,078

Fixed Assets:
Property & equipment	15,000	–
Less: Accumulated depreciation	(1,458)	–
Fixed assets, net	13,542	–

Total Assets	$52,145	$75,078

Liabilities and Stockholders' Deficit:

Current Liabilities
Loans from related party	$300,000	$75,000
Total Current Liabilities	300,000	75,000

Total Liabilities	300,000	75,000

Stockholders' Equity:
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued 0 shares, respectively	–	–
Common stock, par value $0.001, authorized 100,000,000 shares, issued 37,800,000 and 36,600,000 shares, respectively	37,800	36,600
Stock subscription receivable	–	(1,000)
Additional paid in capital	49,283	11,400
Accumulated deficit	(334,938)	(46,922)
Total Stockholders' Equity	247,855	78

Total Liabilities and Stockholders' Equity	$52,145	$75,078

The accompanying notes are an integral part of these unaudited financial statements.

F-1

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

(Restated)

	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	From Inception June 3, 2013 to September 30,
	2014	2014	2014
Revenues	$–	$–	$–
Costs of revenues	–	–	–

Gross Margin	–	–	–

Operating Expenses:
Consulting	32,350	155,615	158,615
Consulting to related party	22,500	67,500	75,400
General & administrative	6,062	29,901	65,923
Professional fees	10,000	35,000	35,000
Operating Expenses	70,912	288,016	334,938

Operating Income/(Loss)	(70,912)	(288,016)	(334,938)

Net Income/(Loss) Before Taxes	(70,912)	(288,016)	(334,938)

Income Tax Provision	–	–	–

Net Income/(Loss)	$(70,912)	$(288,016)	$(334,938)

Net gain/(loss) per share- basic and diluted	$0.00	$(0.00)

Weighted average common shares outstanding- basic and diluted	38,023,443	37,513,614

The accompanying notes are an integral part of these unaudited financial statements.

F-2

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

(Restated)

	For the Nine Months Ended September 30,	From Inception June 3, 2013 to September 30,
	2014	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the Period	$(288,016)	$(334,938)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued to founders	–	36,000
Stock issued for services	6,000	9,000
Depreciation	3,041	3,041
Net Cash Provided (Used) in Operating Activities	(278,975)	(286,897)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	17,500	25,500
Proceeds from loan from related party	225,000	300,000
Net Cash Provided by Financing Activities	242,500	325,500

Net (Decrease) Increase in Cash	(36,475)	38,603
Cash at Beginning of Period	75,078	–
Cash at End of Period	$38,603	$38,603

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–	$–
Franchise and Income Taxes	$–	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Notes payable issued for fixed assets	$15,000	$15,000

The accompanying notes are an integral part of these unaudited financial statements.

F-3

TEARDROPPERS, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

The Company designs, manufactures and sells Do-It-Yourself (DIY) kits to build recreational vehicles known as "Teardrop Trailers", which are designed for short-period accommodations for vacationers and travelers. We plan to enter the business of mobile billboard advertising by offering to provide mobile billboard advertising space on our custom designed Teardrop Trailers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited quarterly financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The results of operations for the periods are not necessarily indicative of the results expected for the full year or any future period. These statements should be read in conjunction with the Company’s Annual Report in this Form S-1 for the year ended December 31, 2013 (the “2013 Annual Report”).

Restated financial activity

The prior period audited financial activity has been restated. See restatement footnote.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC Topic 915, Development Stage Entity. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2014 and December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-4

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2014 and December 31, 2013.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for as of September 30, 2014 and December 31, 2013, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-5

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718.  FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of September 30, 2014 and December 31, 2013, respectively.

F-6

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – FIXED ASSETS

Property and equipment consists of the following at September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
Property and equipment, net	$15,000	$–
Less: accumulated depreciation	(1,458)	–
Property and equipment, net	$13,542	$–

Depreciation expense for the nine months ended September 30, 2014 was $2,708.

In May of 2014, the Company purchased two automobiles to be used in promotional and operational activities for $65,000. The Company issued two notes payable totally $65,000 as consideration. The notes payable were immediately converted into 433,333 common shares of the Company leaving a zero balance on both notes payable. The two automobiles sold to the Company were owned by a related party to the Company. On September 1, 2014, the Company agreed to return the Apache truck which was purchased through the issuance of a $50,000 note payable and later converted into 333,333 common shares. The 333,333 common shares were returned to treasury.

NOTE 5 – LINE OF CREDIT

On June 1, 2013, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company, for an amount up to $450,000 with a maturity date of June 1, 2017, bearing interest of 10% per annum. DEVCAP Partners, LLC is a related party to the Company.

As of September 30, 2014 and December 31, 2013, the Company has a line of credit balance of $0.

NOTE 6 – RELATED PARTY TRANSACTIONS

Office space

We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West, Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer. Presently, we do not incur any expenses for the use of this facility. We also occupy office space at 4041 MacArthur Blvd., Newport Beach, CA for which we pay $1,100 per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral lease.

F-7

Loans from related party

The Company has a loan agreement with Gemini Southern, LLC, a private corporation which has a managing member, Kevin O’Connell, whom is also a managing member of DEVCAP Partners, LLC, the majority shareholder in the Company. The loan bears 0% interest up until December 31, 2014 and after which the loan bears interest of 10% per annum starting on January 1, 2015 and is due on December 15, 2015.As of September 30, 2014 and December 31, 2013, the Company had a loan from related party balance of $300,000 and $75,000.

Consulting agreement with DEVCAP Partners, LLC

On January 1, 2014, the Company executed a three year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning. In the nine months ended September 30, 2014 the Company recorded consulting to related party expense of $67,500 which was paid to DEVCAP Partners, LLC, the majority shareholder in the Company. From inception June 3, 2013 to September 30, 2014 the Company recorded a consulting to related party expense of $75,400.

Purchase of equipment through issuance of note payable to related party

In May of 2014, the Company purchased two automobiles to be used in promotional and operational activities for a total price of $65,000. The Company issued two notes payable totally $65,000 as consideration. The notes payable were immediately converted into 433,333 common shares of the Company leaving a zero balance on both notes payable. The two automobiles sold to the Company were owned by the father of our majority shareholder Kevin O’Connell. On September 1, 2014, the Company returned the Apache truck which was purchased through the issuance of a $50,000 note payable and later converted into 333,333 common shares. The 333,333 common shares were returned to treasury.

Line of credit

The Company has a line of credit agreement with DEVCAP Partners, LLC. A managing member of DEVCAP Partners, LLC, Kevin O’Connell, is the majority shareholder in the Company.

NOTE 7 – STOCKHOLDERS’ EQUITY

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001. The Company amended its articles of incorporation to increase it authorized shares to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

In the period from inception, June 3, 2013 to December 31, 2013, the Company issue 36,600,000 shares of common stock of which 36,000,000 were to six founders, 450,000 shares were for $9,000 cash and 150,000 shares were for consulting services. The shares issued for consulting services were valued at $0.02, the average price of stock sold for cash which resulted in the Company recording a consulting expense of $3,000. Of the stock issued for cash, $1,000 was not received till 2014 and therefore was recorded as a stock subscription receivable. The 36,000,000 shares issued to the six founders, (DEVCAP Partners, LLC, Steven Verska, GB Investments, Inc., Cassin Farlow, LLC, Raymond Gerrity and Robert Wilson), were valued at par $0.001 which resulted in the Company recording a cost of services expense of $36,000.

In the nine months ended September 30, 2014, the Company issued 1,533,333 shares of common stock of which 700,000 shares were for $14,000 cash, 583,333 shares were for the reduction of $65,000 in notes payable and $3,000 in accrued expenses, 100,000 shares were for stock subscription receivables of $2,000 and 150,000 shares were for consulting services rendered in the period. We valued the cost of the consulting services at the average price of stock sold for cash, $0.02, which resulted in a non-cash consulting expense of $6,000. The Company also cancelled 333,333 shares which is referenced in Note 4.

NOTE 8 – COMMITMENTS & CONTINGENCIES

On October 8, 2013, the Company executed a six month consulting agreement followed by a month-to-month agreement thereafter with a third party consultant to assist the Company in sales and marketing operations whereby the Company will pay the consultant a fee of $3,500 a month. In the nine months ended September 30, 2014, the Company paid the consultant $31,500.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no other material subsequent events exist.

1.	In November of 2014, the Company drew $75,000 from their line of credit with General Pacific Partners, LLC.

2.	On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2015.

F-8

NOTE 10 – RESTATED FINANCIAL STATEMENTS

The Company has restated its balance sheet, statements of operations, statements of stockholders’ equity and statements of cash flows as of December 31, 2013 and for the period from June 3, 2013 to December 31, 2013 to account for the following;

1.	On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2015. The consulting agreement dated September 20, 2013 was cancelled on September 20, 2014.

The following are previously recorded and restated balances to our balance sheet as of December 31, 2013 and statement of operations for the period from June 3, 2013 to December 31, 2013.

TEARDROPPERS, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31, 2013
Assets:	Originally Reported	Restated	Difference
Current Assets
Cash	$75,078	$75,078	$–
Total Current Assets	75,078	75,078	–

Total Assets	$75,078	$75,078	$–

Liabilities and Stockholders' Deficit:

Current Liabilities
Loan from related party	$–	$75,000	$75,000
Total Current Liabilities	–	75,000	75,000

Total Liabilities	–	75,000	75,000

Stockholders' Equity:
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued 0 shares, respectively	–	–	–
Common stock, par value $0.001, authorized 100,000,000 shares, issued 36,600,000 shares, respectively	36,600	36,600	–
Stock subscription receivable	(1,000)	(1,000)	–
Additional paid in capital	11,400	11,400	–
Accumulated deficit	28,078	(46,922)	(75,000)
Total Stockholders' Equity	75,078	78	(75,000)

Total Liabilities and Stockholders' Equity	$75,078	$75,078	$–

The accompanying notes are an integral part of these financial statements.

F-9

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	From Inception June 3, 2013 to December 31, 2013
	Originally Reported	Restated	Difference
Revenues	$75,000	$–	$(75,000)
Costs of revenues	–	–	–

Gross Margin	75,000	–	(75,000)

Operating Expenses:
Consulting	3,000	3,000	–
Consulting to related party	7,900	7,900	–
General & administrative	36,022	36,022	–
Operating Expenses	46,922	46,922	–

Operating Income	28,078	(46,922)	(75,000)

Net Income Before Taxes	28,078	(46,922)	(75,000)

Income Tax Provision	–	–	–

Net Income	$28,078	$(46,922)	$(75,000)

Net income per share- basic and diluted	$0.00	$(0.00)	$(0.00)

Weighted average common shares outstanding- basic and diluted	36,158,057	36,158,057	36,158,057

The accompanying notes are an integral part of these financial statements.

F-10

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	From Inception June 3, 2013 to December 31, 2013
	Originally Reported	Restated	Difference
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the Period	$28,078	$(46,922)	$(75,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued to founders	36,000	36,000	–
Stock issued for services	3,000	3,000	–
Changes in Operating Assets and Liabilities
Net Cash Used in Operating Activities	67,078	(7,922)	(75,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	8,000	8,000	–
Proceeds from loans from related party	–	75,000	75,000
Net Cash Provided by Financing Activities	8,000	83,000	75,000

Net (Decrease) Increase in Cash	75,078	75,078	–
Cash at Beginning of Period	–	–	–
Cash at End of Period	$75,078	$75,078	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–	$–	$–
Franchise and Income Taxes	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and shareholders of

The Teardroppers, Inc.

Newport Beach, CA

I have audited the accompanying balance sheet of The Teardroppers, Inc. (the “Company”) as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows from inception June 3, 2013 to December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these financial statements based on my audits. I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were I engaged to perform, an audit of its internal control over financial reporting. my audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

Opinion

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and the results of its operations and its cash from inception June 3, 2013 to December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 of the accompanying financial statements, the Company has a minimum cash balance available for payment of ongoing operating expenses, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Explanatory

The previously issued financial statements have been restated for the correction of a misstatement in the respective period. The correction of the misstatement is referenced in Note 9 on page F-21.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

June 24, 2014

Restated December 12, 2014

F-12

TEARDROPPERS, INC.

(A Development Stage Company)

BALANCE SHEETS

(Restated) December 31,
Assets:	2013
Current Assets
Cash	$75,078
Total Current Assets	75,078

Total Assets	$75,078

Liabilities and Stockholders' Deficit:

Current Liabilities
Loan from related party	$75,000
Total Current Liabilities	75,000

Total Liabilities	75,000

Stockholders' Equity:
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued 0 shares, respectively	–
Common stock, par value $0.001, authorized 100,000,000 shares, issued 36,600,000 shares, respectively	36,600
Stock subscription receivable	(1,000)
Additional paid in capital	11,400
Accumulated deficit	(46,922)
Total Stockholders' Equity	78

Total Liabilities and Stockholders' Equity	$75,078

The accompanying notes are an integral part of these financial statements.

F-13

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Restated) From Inception
June 3, 2013 to
December 31,
2013
Revenues	$–
Costs of revenues	–

Gross Margin	–

Operating Expenses:
Consulting	3,000
Consulting to related party	7,900
General & administrative	36,022
Operating Expenses	46,922

Operating Loss	(46,922)

Net Loss Before Taxes	(46,922)

Income Tax Provision	–

Net Loss	$(46,922)

Net income per share- basic and diluted	$0.00

Weighted average common shares outstanding- basic and diluted	36,158,057

The accompanying notes are an integral part of these financial statements.

F-14

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY

(Restated)

	Preferred		Common		Stock Subscription	Additional Paid in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Deficit)
Balance June 3, 2013	–	$–	–	$–		$–	$–	$–

Shares issued to founders	–	–	36,000,000	36,000	–	–	–	36,000
Shares issued for services	–	–	150,000	150	–	2,850	–	3,000
Shares issued for cash	–	–	450,000	450	(1,000)	8,550	–	8,000
Net income from inception June 3, 2013 to December 31, 2013	–	–	–	–	–	–	(46,922)	(46,922)
Balance December 31, 2013	–	$–	36,600,000	$36,600		$11,400	$(46,922)	$78

The accompanying notes are an integral part of these financial statements.

F-15

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Restated) From Inception
June 3, 2013 to
December 31,
2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the Period	$(46,922)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued to founders	36,000
Stock issued for services	3,000
Changes in Operating Assets and Liabilities
Net Cash Provided in Operating Activities	(7,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	8,000
Proceeds from loans from related party	75,000
Net Cash Provided by Financing Activities	83,000

Net (Decrease) Increase in Cash	75,078
Cash at Beginning of Period	–
Cash at End of Period	$75,078

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–
Franchise and Income Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-16

TEARDROPPERS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On June 3, 2013, Teardroppers, Inc. (the “Company”), was incorporated under the laws of the state of Nevada.

The Company designs, manufactures and sells Do-It-Yourself (DIY) kits to build recreational vehicles known as "Teardrop Trailers", which are designed for short-period accommodations for vacationers and travelers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of FASB ASC Topic 915, Development Stage Entity. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-17

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the years ended December 31, 2013, respectively, using the market and income approaches.

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

F-18

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2013, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-19

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – LINE OF CREDIT

On June 1, 2013, the Company entered into a line of credit with DEVCAP Partners, LLC, a California limited liability company, for an amount up to $450,000 with a maturity date of June 1, 2017, bearing interest of 10% per annum. DEVCAP Partners, LLCis a related party to the Company.

As of December 31, 2013, the Company has a line of credit balance of $0.

NOTE 5 – RELATED PARTY TRANSACTIONS

Office space

We currently occupy approximately 1,500 square feet of office and garage space at 3500 75th Street West, Rosamond, California. We share this space with Matthew D. Jackson, our Chief Marketing Officer.  Presently, we do not incur any expenses for the use of this facility. We also occupy office space at 4041 MacArthur Blvd., Newport Beach, CA  for which we pay $1,100 per month to DEVCAP Capital Partners, LLC, our majority shareholder. It is a month-to-month oral lease.

Loans from related party

The Company has a loan agreement with Gemini Southern, LLC, a private limited liability company which has a managing member, Kevin O’Connell, whom is also a managing member of DEVCAP Partners, LLC, the majority shareholder in the Company. The loan bears 0% interest up until December 31, 2014 and after which the loan bears interest of 10% per annum starting on January 1, 2015 and is due on December 12, 2015. As of December 31, 2013, the Company had a loan from related party balance of $75,000 to Gemini Southern, LLC.

Consulting expenses to related party

In the period from June 3, 2013 to December 31, 2013 the Company recorded consulting to related party expense of $7,900 which was paid to DEVCAP Partners, LLC, the majority shareholder in the Company.

Line of credit

The Company has a line of credit agreement with DEVCAP Partners, LLC. A managing member of DEVCAP Partners, LLC, Kevin O’Connell, is also the majority shareholder in the Company.

Shares issued to founders

The Company issued 36,000,000 common shares to six founders, (DEVCAP Partners, LLC, Steven Verska, GB Investments, Inc., Cassin Farlow, LLC, Raymond Gerrity and Robert Wilson). The shares were valued at par $0.001 which resulted in the Company recording a cost of services expense of $36,000. The founders were instrumental in the founding of the Company as well as producing consulting revenues from related party.

F-20

NOTE 6 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liability consist of the following components as of December 31, 2013:

December 31, 2013
Deferred Tax Liability – Non-current:

Estimated deferred tax liability	$15,950

Less valuation allowance	(15,950)

Deferred tax liability, net of valuation allowance	$–

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2013
Federal statutory tax rate	(34%)
Permanent difference and other	34%
0%

At December 31, 2013, the Company had a temporary deferred tax liability of approximately $8400. No tax liability has been reported in the December 31, 2013 financial statements since the potential tax liability is offset by a valuation allowance of the same amount.

NOTE 7 – STOCKHOLDERS’ EQUITY

At the time of incorporation, the Company was authorized to issue 10,000 shares of common stock and 1,000 shares of preferred stock with a par value of $0.001. The Company amended its articles of incorporation to increase it authorized shares to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, both $0.001 par value.

In the period from inception, June 3, 2013 to December 31, 2013, the Company issue 36,600,000 shares of common stock of which 36,000,000 were to six founders, 450,000 shares were for $9,000 cash and 150,000 shares were for consulting services. The shares issued for consulting services were valued at $0.02, the average price of stock sold for cash which resulted in the Company recording a consulting expense of $3,000. Of the stock issued for cash, $1,000 was not received till 2014 and therefore was recorded as a stock subscription receivable. The 36,000,000 shares issued to the six founders, (DEVCAP Partners, LLC, Steven Verska, GB Investments, Inc., Cassin Farlow, LLC, Raymond Gerrity and Robert Wilson), were valued at par $0.001 which resulted in the Company recording an expense of $36,000.

F-21

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no other material subsequent events exist.

1.	From January 1, 2014 through the date of this filing, the Company issued 1,508,333 shares of common stock of which 775,000 shares were for $15,500 cash, 583,333 shares were for the reduction of $68,000 in debt and 150,000 shares were for consulting services valued at $3,000.

2.	On January 1, 2014, the Company executed a three year consulting agreement with DEVCAP Partners, LLC whereby the Company agreed to pay $7,500 a month for consulting services to be provided to the Company such as marketing, architectural development, accounting, finance, corporate structure and tax planning.

3.	In May of 2014, the Company purchased two automobiles to be used in operations for the consideration of $50,000 and $15,000 notes payable which were immediately converted into 333,333 and 100,000 common shares of the Company. The 433,333 shares were included in the 583,333 shares issued for the reduction of debt in the prior paragraph.

4.	On September 1, 2014, the Company returned the Apache truck which was purchased through the issuance of a $50,000 note payable and later converted into 333,333 common shares. The 333,333 common shares were returned to treasury.

5.	On September 20, 2014, the consulting agreement with GS, LLC was cancelled and no further revenues were earned.

6.	On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2015.

NOTE 9 – RESTATED FINANCIAL STATEMENTS

The Company has restated its balance sheet, statements of operations, statements of stockholders’ equity and statements of cash flows as of December 31, 2013 and for the period from June 3, 2013 to December 31, 2013 to account for the following;

1.	On December 12, 2014, the Company entered into a loan agreement with Gemini Southern, LLC whereby the monies paid to the Company by Gemini Southern, LLC pursuant to the consulting agreement dated September 20, 2013 ($75,000 as of December 31, 2013 and $300,000 as of September 30, 2014) would be repaid by the Company. The balance will be paid back with interest commencing on January 1, 2015 at a rate of 10% per annum with a maturity date of December 12, 2015. The consulting agreement dated September 20, 2013 was cancelled on September 20, 2014.

The following are previously recorded and restated balances to our balance sheet as of December 31, 2013 and statement of operations for the period from June 3, 2013 to December 31, 2013.

F-22

TEARDROPPERS, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31, 2013
	Originally
Assets:	Reported	Restated	Difference
Current Assets
Cash	$75,078	$75,078	$–
Total Current Assets	75,078	75,078	–

Total Assets	$75,078	$75,078	$–

Liabilities and Stockholders' Deficit:

Current Liabilities
Loan from related party	$–	$75,000	$75,000
Total Current Liabilities	–	75,000	75,000

Total Liabilities	–	75,000	75,000

Stockholders' Equity:
Preferred stock, par value $0.001, authorized 20,000,000 shares, issued 0 shares, respectively	–	–	–
Common stock, par value $0.001, authorized 100,000,000 shares, issued 36,600,000 shares, respectively	36,600	36,600	–
Stock subscription receivable	(1,000)	(1,000)	–
Additional paid in capital	11,400	11,400	–
Accumulated deficit	28,078	(46,922)	(75,000)
Total Stockholders' Equity	75,078	78	(75,000)

Total Liabilities and Stockholders' Equity	$75,078	$75,078	$–

The accompanying notes are an integral part of these financial statements.

F-23

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	From Inception June 3, 2013 to December 31, 2013
	Originally
	Reported	Restated	Difference
Revenues	$75,000	$–	$(75,000)
Costs of revenues	–	–	–

Gross Margin	75,000	–	(75,000)

Operating Expenses:
Consulting	3,000	3,000	–
Consulting to related party	7,900	7,900	–
General & administrative	36,022	36,022	–
Operating Expenses	46,922	46,922	–

Operating Income	28,078	(46,922)	(75,000)

Net Income Before Taxes	28,078	(46,922)	(75,000)

Income Tax Provision	–	–	–

Net Income	$28,078	$(46,922)	$(75,000)

Net income per share- basic and diluted	$0.00	$(0.00)	$(0.00)

Weighted average common shares outstanding- basic and diluted	36,158,057	36,158,057	36,158,057

The accompanying notes are an integral part of these financial statements.

F-24

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY

					Stock	Additional	Originally			Originally
	Preferred		Common		Subscription	Paid in	Reported	Restated	Difference	Reported	Restated	Difference
	Shares	Amount	Shares	Amount	Receivable	Capital	Accumulated Deficit			Total Stockholders' Equity (Deficit)
Balance June 3, 2013	–	$–	–	$–		$–	$–	$–	$–	$–	$–	$–

Shares issued to founders	–	–	36,000,000	36,000	–	–	–	–	–	36,000	36,000	–
Shares issued for services	–	–	150,000	150	–	2,850	–	–	–	3,000	3,000	–
Shares issued for cash	–	–	450,000	450	(1,000)	8,550	–	–	–	8,000	8,000	–
Net income from inception June 3, 2013 to December 31, 2013	–	–	–	–	–	–	28,078	(46,922)	(75,000)	28,078	(46,922)	(75,000)
Balance December 31, 2013	–	$–	36,600,000	$36,600	$(1,000)	$11,400	$28,078	$(46,922)	$(75,000)	$75,078	$78	$(75,000)

The accompanying notes are an integral part of these financial statements.

F-25

TEARDROPPERS, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	From Inception June 3, 2013 to December 31, 2013
	Originally
	Reported	Restated	Difference
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the Period	$28,078	$(46,922)	$(75,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued to founders	36,000	36,000	–
Stock issued for services	3,000	3,000	–
Changes in Operating Assets and Liabilities
Net Cash Used in Operating Activities	67,078	(7,922)	(75,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	8,000	8,000	–
Proceeds from loans from related party	–	75,000	75,000
Net Cash Provided by Financing Activities	8,000	83,000	75,000

Net (Decrease) Increase in Cash	75,078	75,078	–
Cash at Beginning of Period	–	–	–
Cash at End of Period	$75,078	$75,078	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$–	$–	$–
Franchise and Income Taxes	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

F-26

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission. All expenses of this offering are being paid by the Company.

Expense or Fee
SEC Registration Fee	$7.00
Printing and Edgarizing Expenses	$5,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$15,000
Transfer Agent	$2,500
Miscellaneous	$5,000
TOTAL	$52,507

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Bylaws states that to the extent and in the manner permitted by the laws of the State of Delaware, and specifically as is permitted under the Delaware Corporation Law the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation,  by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In the period from inception, June 3, 2013 to December 31, 2013, the Company issued 36,600,000 shares of common stock of which 36,000,000 were to six founders, 450,000 shares were for $9,000 cash and 150,000 shares were for consulting services. The shares issued for consulting services were valued at $0.02, the average stock subscription price, which resulted in the Company recording a consulting expense of $3,000. Of the stock issued for cash, $1,000 was not received till 2014 and therefore was recorded as a stock subscription receivable.

In the nine months ended September 30, 2014, the Company issued 1,533,333 shares of common stock of which 800,000 shares were for $16,000 cash, 150,000 shares were for the reduction of $3,000 in accrued consulting expenses, 150,000 shares were for consulting services valued at $3,000 and 433,333 shares were for the purchase of two vehicles of which one vehicle was returned to the seller and the 333,333 out of the 433,333 shares were cancelled.

In May of 2014, we acquired two fully restored "Classic" vehicles with the intention that these vehicles be used to tow our Teardrop trailers. We acquired a 1959 Chevrolet Apache Fleetside pick-up truck and a 1979 Ford Ranchero. We obtained these vehicles from Cassin Farlow, LLC by issuing 433,333 shares of our common stock valued at $.15 per share ($50,000 for the Chevrolet and $15,000 for the Ford. On September 1, 2014, we returned the Apache to the seller and the consideration (333,333 of our shares valued at $50,000) was returned to us. The Managing Member of Cassin Farlow, LLC is Augustus O'Connell, the father of Kevin O'Connell, the majority and Managing Member of our majority shareholder.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to "the Company" in this Exhibit List mean The Teardroppers, Inc., a Nevada corporation.

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with DEVCAP Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with DEVCAP Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Auditors

* Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for purposes of determining liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, CA on January 20, 2015.

The Teardroppers, Inc.

Date: January 20, 2015	By:	/s/ Ray Gerrity
Ray Gerrity, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

The Teardroppers, Inc.

Date: January 20, 2015	By:	/s/ Ray Gerrity
Ray Gerrity, Director, and Chief Executive Officer

Date: January 20, 2015	By:	/s/Robert Wilson
Robert Wilson, Chief Financial Officer and Principal Accounting Officer

II-4

EXHIBIT INDEX

Exhibit #	Description
3(i).1(*)	Articles of Incorporation of The Teardroppers, Inc.
3(ii).1(*)	Corporate Bylaws
5.1(*)	Legal opinion and consent of The Bingham law Group, APC.
10.1(*)	Line of Credit Agreement with DEVCAP Partners, LLC
10.2(*)	Purchase Order for Teardrop Trailer dated July 23, 2014
10.3(*)	Consulting Agreement with DEVCAP Partners, LLC dated January 1, 2014
10.4(*)	Consulting Agreement with Gemini Southern LLC, dated September 30, 2013
10.5 (*)	Consulting agreement with Rayna Austin, dated October 8, 2013
10.6 (*)	Loan Agreement with Gemini Southern LLC
23.1(*)	Consent of the Bingham Law Group, APC. (included with Exhibit 5.1)
23.2	Consent of Auditors

* Previously filed

II-5